Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of American Medical Systems Holdings, Inc. (“the Company”) on Form 10-K for the fiscal year ended January 1, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Martin J. Emerson, as President and Chief Executive Officer of the Company, and Carmen L. Diersen, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 17, 2005	By: /s/ Martin J. Emerson

Name: Martin J. Emerson
Title: President and Chief Executive Officer

Date: March 17, 2005	By: /s/ Carmen L. Diersen

Name: Carmen L. Diersen
Title: Executive Vice President, Chief Financial
Officer and Corporate Secretary